Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Hazrat Ray Haniff

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(212) 951-6996

(Name, address and telephone number of agent for service)

FTI Consulting, Inc.*

(Issuer with respect to the Securities)

Maryland	52-1261113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

*	SEE TABLE OF ADDITIONAL GUARANTOR REGISTRANTS LISTED ON THE FOLLOWING PAGE

6.0% Senior Notes due 2022

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS*

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. employer identification number
Compass Lexecon LLC	Maryland	20-0302099
Competition Policy Associates, Inc.	District of Columbia	33-1034453
FD MWA Holdings Inc.	Delaware	05-0579952
FTI, LLC	Maryland	34-2025396
FTI Consulting LLC	Maryland	26-0455131
FTI Consulting (Government Affairs) LLC	New York	46-1798081
FTI Consulting Realty LLC	New York	80-0911321
FTI Consulting (SC) Inc.	New York	13-3128710
FTI Consulting Technology LLC	Maryland	02-0736098
FTI Consulting Technology Software Corp	Washington	91-2108490
FTI General Partner LLC	Maryland	26-0659309
FTI Hosting LLC	Maryland	26-0659182
FTI International LLC	Maryland	20-5486544
FTI Investigations LLC	Maryland	42-1684517
Sports Analytics LLC	Maryland	90-0825728

*	The address and telephone number for each of the additional registrants is c/o 909 Commerce Road, Annapolis, Maryland 21401, telephone: (410) 224-8770. The name, address, including zip code, and telephone number of the agent for service for each additional registrant is c/o Eric B. Miller, Executive Vice President, General Counsel and Chief Risk Officer of FTI Consulting, Inc., 777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401, telephone: (561) 515-1900.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.***

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.***

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2012 published pursuant to law or the requirements of its supervising or examining authority.***

8.	Not applicable.

9.	Not applicable.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.
***	Incorporated by reference to Exhibit 25 to registration statement on S-4, Registration Number 333-187606 filed on March 28, 2013.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 22nd of May, 2013.

By:	/s/ Hazrat Ray Haniff
Hazrat Ray Haniff
Trust Officer

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 22, 2013

By:	/s/ Hazrat Ray Haniff
Hazrat Ray Haniff
Trust Officer

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